Exhibit 10.5
PUT AGREEMENT
Noteholder:
Hydie H. McAlister
% James H. McAlister Sr.
3200 Southwest Freeway
Suite 3000
Houston TX, 77027

RE:	100,000 Shares of the $.001 Par Value Common Stock of Remote Knowledge, Inc. Issued in Name of Holder
Dear Sir or Madame,
          The undersigned Guarantors of a Promissory Note by and among the holders and Remote Knowledge, Inc., a Delaware corporation, hereby agree with you as the fully registered holder and any successors and assigns (the “Holder”) of the above-referenced Remote Knowledge common stock (“Stock”) as follows:
          The Holder may elect to cause the Guarantors, jointly and severally but not individually to purchase all or a portion of the Stock at any time after June 30, 2006 but not later than March 31, 2007 for an amount equal to $.50 per share.
          The Holder shall tender the Stock by delivering certificates representing the number of shares being put to the Guarantors at c/o Dan Granader, 160 Church Road, Gold Creek, Montana 59733, along with appropriate irrevocable stock powers of conveyance to the Guarantors. Such conveyance shall not be affected until all monies have been wired or otherwise paid by Guarantors and received by the Holder in the proper amount.
          Failure by Guarantors to pay the purchase price within 5 business days of receipt of the tender pursuant to the terms of this Put Agreement shall constitute a default hereunder and interest shall accrue on the required purchase price at the rate of 18% per annum commencing from the date of the tender until the date the amount is paid in full. Any action brought by any party to enforce the terms of this Agreement shall be brought in the state or federal courts of Harris County, Texas and an award of attorneys fees and costs may be added to any judgment awarded to the prevailing party. This Agreement is being made for the benefit of the Holders, their successors and assigns.

          In Witness Whereof, the Guarantors have hereunto entered into this Agreement as a legally binding contract, enforceable against them in accordance with the terms hereof.
          Dated this 28th day of March, 2006.

ALAN GRANADER

/s/ Alan Granader

STATE OF Michigan	}
} ss.
COUNTY OF Oakland	}
     The foregoing instrument was acknowledged before me this 28th day of March 2006 by Alan Granader.

/s/ Marilyn J. Holden
Notary Public
My Commission Expires: 1/29/08

DAN GRANADER

/s/ Dan Granader

STATE OF Montana	}
} ss.
COUNTY OF Missoula	}
     The foregoing instrument was acknowledged before me this 29 day of March 2006 by Dan Granader.

/s/ Percy L. Cline
Notary Public
My Commission Expires: January 30, 2008

HARRY GRANADER

/s/ Harry Granader

STATE OF Michigan	}
} ss.
COUNTY OF Oakland	}
     The foregoing instrument was acknowledged before me this 28th day of March 2006 by Harry Granader.

/s/ Marilyn J. Holden
Notary Public
My Commission Expires: 1/29/08

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